UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  Amendment #1
                                       to
                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2001 (September 4, 2001)

                       KIK TECHNOLOGY INTERNATIONAL, INC.
     -----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               California              000-1109664               91-2021602
--------------------------------   -------------------      --------------------
(State or other jurisdiction       (Commission              (IRS Employer
         of incorporation)              file number)         Identification No.)


590 Airport Road
Oceanside, CA                                                    92054
---------------------------------------                     --------------------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (760) 967-2777


                                       n/a
                ------------------------------------------------
                         (Former name or former address,
                         if changes since last report)
                          827 State Street, Suite 26,
                             Santa Barbara, CA 93101

Copy of Communications to:

                               Mintmire & Associates
                               Donald F. Mintmire, Esq.
                               265 Sunrise Avenue, Suite 204
                               Palm Beach, FL 33480

     This Form 8-K/A amends the Form 8-K filed September 19, 2001. The purpose of this filing is to provide financial statements for KIK Technology, Inc., a California corporation and the pro forma financial information for the Company, as required by Item 7 of Form 8-K.

     The Company manufactures and markets an extensive and high quality line of off-highway Microcellular Polyurethane ("MCP") tires for the healthcare, light industrial, lawn and garden and recreational industries.

     KIK Technology Inc., a California company, is a wholly-owned subsidiary of the Company, and operates from its manufacturing plant and marketing offices located at Oceanside, CA.

     The current KIK production processes, formulations, manufacturing equipment, and line of some 250 products are the result of over ten years of research and development, funded by over C$9 million of invested capital, and protected by trade secrets and patents.

     An R&D company in its formative years, KIK developed new and tougher varieties of urethane formulations; tooled new products; and added extensive new production capacity. The Company introduced broadly-based marketing programs a few years ago resulting in 1999 revenues of C$4.3 million and $5.5 million in 2000. Revenues are generated through direct sales to the medical market segment (primarily wheelchair tires) and through an extensive network of third party marketing distributors. KIK now intends to implement ambitious marketing strategies, directly and through carefully selected new strategic partners. The manufacturing infrastructure sufficient to meet projected demand through the first two years is in place.

     Polyurethane tires are manufactured by blending hydrocarbon-based quality isocyanate intermediates with glycol-based polyols and other chemicals. The resulting compound makes a light, tough tire which the Company believes will set an evolutionary trend in the tire industry.

     KIK tires are environmentally friendly, puncture and leak proof and maintenance free. They ride like a pneumatic tire but last much longer life due to their tough polymer construction.

THE MARKETS

     The Company has grouped the  worldwide  market for  off-highway  tires into
four   major   market   segments,    each   possessing   identifiable   business
characteristics requiring separate sales strategies.

HEALTHCARE: The Company's immediate focus is penetration of the existing wheelchair and power scooter pneumatic tire business, with emphasis at the OEM level. This has been the "prototype" industry around which the Company has developed and perfected its MCP tire technology. Through trade shows, trade magazine advertising, distributors and direct sales contacts, an excellent base has been established to facilitate future growth in this sector.

INDUSTRIAL: KIK markets light, off-highway industrial and utility tires through its strategic alliance with ARNCO, A Los Angeles based producer of pneumatic tire sealants and foam-fill compounds. ARNCO, the world leader in their field, has a North American distribution network in place providing an immediate and natural sales outlet for KIK products. KIK private-labels tires for ARNCO under the "Carefree Tire" registered trademark, and for selected high volume customers.

RECREATIONAL: Although the Company has products for recreational devices such as golf carts and skate boards, this market is dominated by bicycles. KIK will likely manufacture bicycle tires outside of North America initially, through selected strategic (joint venture) partners in countries such as China active in export markets, and where users are reliant on the bicycle as basic transportation. There are an estimated 500 million bicycles in China. 90 million more are manufactured each year, with 40 million remaining in China, and the balance exported.

LAWN & GARDEN: KIK will attack the international lawn and garden OEM market directly and through established distributors. Most of Carefree Tire's North American downstream tire distribution network services this industry parallel to the industrial market. Initial results indicate that users embrace this new technology enthusiastically for such applications as wheelbarrows, powered lawn mowers, snow blowers, and farm carts, etc. ARNCO believes their Carefree Tire distributors can reach most of the 30,000 retail tire dealers in North America. OEMs are also being aggressively pursued in the United States, Canada and Europe.


MANAGEMENT

     The names and positions of the directors and executive officers of the Company are as follows:

     Donald P. Dean, P. Eng. Donald P. Dean serves as Secretary, Chairman of the Board and Director of KIK Tire Technologies Inc. He has been with the Company since 1987. From 1984 to 1987, he served as President of Jade Marble Crafts Ltd., a manufacturer of polyester resin-based plastic products and Twin Top Industries Ltd. Twin Top was a manufacturer of polyurethane foam insulated fiberglass well-head shelters and buildings. During the 1960's Mr. Dean worked as an engineer, distribution supervisor and plant manager of the Toronto Marketing and Chemical Distribution Terminal for Shell Canada Limited. Subsequently, he was President of a subsidiary of Trimac Limited providing worldwide transportation and logistics planning, and management consulting services to government and industry. Mr. Dean is a registered professional engineer. He received a B.Sc. in civil engineering from the University of Saskatchewan in 1960.

     William M. Knooihuizen, PE., William M. Knooihuizen serves as President and Director. He has been an Officer with the Company since 1987.. He joined KIK Technology Inc. as plant manager in May, 1993, and was appointed President and CEO of that company in 1996. He has over 25 years experience in urethane processing technology, where he has held the positions of V.P./General Manager for Dam Industries, Inc., United Foam Corporation and Evanite Permaglass. He received a degree in Chemical Engineering from Penn State University in 1966.

     Kuldip C. Baid, CA., Kuldip C. Baid has served as Chief Financial Officer and Director since September 1987. Mr. Baid is a chartered accountant who from 1981 to 1986 was Manager of Tax with Turbo Resources Ltd. Previous work experience includes public accounting practice with Deloitte & Touche; employment as a financial analyst for Oxford Development Group Ltd.; and Manager of Accounting for Carma Developers Ltd.. Mr. Baid received a B. Commerce degree from the University of Alberta in 1976 and completed his certification as a Chartered Accountant in 1979.

     A. Rene Dervaes, Jr., Mr. Dervaes has served as an Officer and Director since January 2001. He was the co-founder and then Chairman of the A.R. Dervaes Company, Inc. from 1961 to 1982, a 125 employee manufacturer and supplier of equipment to heavy industry. From 1982 to 1985 he was the President of Khonbu Industries, a designer and nationwide distributor of exclusive consumer products. From 1978 to 1986 he was the Chairman and CEO of Eagle Rock Corporation. From 1986 to 1990 he was the Chairman and CEO of Vantage Industries, an international marketing firm. From 1991 to the present he has served as the Chairman and CEO of Secured Retirement International, Inc., specializing in the design and marketing of proprietary U.S. Treasury and municipal bond mutual funds. Mr. Dervaes also co-invented a unique finance product that pays increasing distributions through a patented method for pooling and distributing bond income.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.

     Pursuant to the requirements of Regulation S-X 210.3.05(b), the following are audited financial statements of KIK Technology, Inc., a California corporation. The registrant acquired all of the outstanding capital stock of such entity on September 19, 2001.


                              KIK TECHNOLOGY, INC.

                              FINANCIAL STATEMENTS

                     YEARS ENDED JANUARY 31, 2001 AND 2000,
                     SIX MONTHS ENDED JULY, (UNAUDITED), AND
                   SIX MONTHS ENDED JULY 31, 2000 (UNAUDITED)


                                    CONTENTS
                                                                            Page

Independent auditors' report                                                F-1

Financial statements:

       Balance sheets                                                       F-2

       Statements of operations                                             F-3

       Statements of shareholder's equity                                   F-4

       Statements of cash flows                                             F-5

       Notes to financial statements                                        F-6

Pro Forma

       Balance sheets                                                       F-14

       Statements of operations                                             F-15

       Notes to financial statements                                        F-17

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
KIK Technology, Inc.


We have audited the accompanying balance sheet of KIK Technology, Inc. as of January 31, 2001, and the related statements of operations, shareholder's equity and cash flows for each of the years in the two year period ended January 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KIK Technology, Inc. as of January 31, 2001, and the results of its operations and its cash flows for each of the years in the two year period ended January 31, 2001, in conformity with accounting principles generally accepted in the United States of America.



/s/Horwath Gelfond Hochstadt Pangburn, P.C.
HORWATH GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
December 4, 2001

                              KIK TECHNOLOGY, INC.

                                 BALANCE SHEETS


ASSETS

                                                                          January 31, 2001         July 31, 2001
                                                                        ------------------      ------------------
                                                                                                    (Unaudited)
Current assets:
    Cash and cash equivalents (Note 4)                                   $         241,331      $         243,366
    Accounts receivable, net of allowance for doubtful accounts of
    $27,000 at January 31, 2001 and at July 31, 2001                               281,281                278,699
    Inventories                                                                    370,677                485,200
    Prepaid expenses and deposits                                                   37,943                 39,577
                                                                        ------------------     ------------------
        Total current assets                                                       931,232              1,046,842
                                                                        ------------------     ------------------

Property and equipment, net (Note 3)                                               137,527                135,331
                                                                        ------------------     ------------------
        Total assets                                                     $       1,068,759      $       1,182,173
                                                                        ==================     ==================

LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
    Accounts payable                                                     $         329,279      $         411,826
    Accrued expenses                                                                40,756                 28,410
    Note payable (Note 4)                                                           50,000                 99,980
        Total liabilities                                                          420,035                540,216
                                                                        ------------------     ------------------

Commitments (Notes 7 and 8)

Shareholder's equity:
    Common stock, no par value,
      20,000,000 shares authorized;
      5,690,000 shares issued and outstanding                                       25,490                 25,490
    Additional paid-in capital                                                   4,956,966              4,956,966
    Accumulated deficit                                                         (4,333,732)             (4,340,499)
                                                                         ------------------    -------------------
        Total shareholder's equity                                                 648,724                 641,957
        Total liabilities and shareholder's equity                       $       1,068,759      $        1,182,173
                                                                         ==================    ===================



See notes to financial statements.                                         F-2

                              KIK TECHNOLOGY, INC.

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED JANUARY 31, 2001 AND 2000,
                 SIX MONTHS ENDED JULY 31, 2001 (UNAUDITED), AND
                   SIX MONTHS ENDED JULY 31, 2000 (UNAUDITED)







                                                     Years ended January 31,               Six months ended July 31,
                                                ----------------------------------   --------------------------------------
                                                      2001              2000               2001                 2000
                                                ----------------   ---------------   -----------------   ------------------
                                                                                        (Unaudited)         (Unaudited)
Net sales                                       $    3,715,483     $    2,845,281    $      1,266,824    $       2,490,930
Cost of sales                                        3,159,029          2,425,858           1,057,996            2,004,855
                                                ----------------   ---------------   -----------------   ------------------
Gross profit                                           556,454            419,423             208,828              486,075

General and administrative expenses                    528,403            295,408             218,659              168,777
                                                ----------------   ---------------   -----------------   ------------------
Income (loss) from operations                           28,051            124,015              (9,831)             317,298

Interest and other income (expense)                      7,355               (210)              3,064                  947
                                                ----------------   ---------------   -----------------   ------------------

Net income (loss)                               $       35,406     $      123,805    $         (6,767)   $         318,245
                                                ================   ===============   =================   ==================





See notes to financial statements.                                          F-3

                              KIK TECHNOLOGY, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                   YEARS ENDED JANUARY 31, 2001 AND 2000, AND
                   SIX MONTHS ENDED JULY 31, 2001 (UNAUDITED)



                                                    Common stock
                                            -----------------------------
                                                                               Additional         Accumulated
                                             Shares           Amount         paid-in capital         deficit             Total
                                            -------------  --------------   ----------------   -----------------   ---------------
Balances, February 1, 1999                      5,690,000  $       25,490   $      4,632,053   $     (4,492,943)   $       164,600
Net income for the year ended
  January 31, 2000                                                                                      123,805            123,805
Capital contributions from parent company                                            102,232                               102,232
                                            -------------  --------------   ----------------   -----------------   ---------------

Balances, January 31, 2000                      5,690,000          25,490          4,734,285          (4,369,138)          390,637

Net income for the year ended
  January 31, 2001                                                                                        35,406            35,406
Capital contributions from parent company                                            222,681                               222,681
                                            -------------  --------------   ----------------   -----------------   ---------------

Balances, January 31, 2001                      5,690,000          25,490          4,956,966          (4,333,732)          648,724

Net loss for the six months ended
  July 31, 2001 (unaudited)                                                                               (6,767)           (6,767)
                                            -------------  --------------   ----------------   -----------------   ---------------

Balances, July 31, 2001 (unaudited)             5,690,000  $       25,490   $      4,956,966   $      (4,340,499)  $       641,957
                                            =============  ==============   ================   =================   ===============





See notes to financial statements.                                          F-4

                              KIK TECHNOLOGY, INC.
                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED JANUARY 31, 2001 AND 2000,
                 SIX MONTHS ENDED JULY 31, 2001 (UNAUDITED), AND
                   SIX MONTHS ENDED JULY 31, 2000 (UNAUDITED)



                                                                 Years ended January 31,               Six months ended July 31,
                                                                -----------------------------   ---------------------------------
                                                                 2001            2000               2001             2000
                                                                -------------   -------------   --------------   ------------
                                                                                                  (Unaudited)      (Unaudited)
Cash flows from operating activities:
    Net income (loss)                                           $     35,406    $   123,805     $       (6,767)  $      318,245
    Adjustments to reconcile net income (loss) to net cash
    provided by  (used in) operating activities:
        Provision for doubtful accounts                              111,830
        Depreciation and amortization                                 67,283         58,338             21,421           33,077
        Decrease (increase) in  accounts receivable                   35,167        (13,999)             2,582          (15,214)
        Increase in inventories                                      (86,700)       (39,065)          (114,523)        (216,266)
        Decrease (increase) in
          prepaid expenses and deposits                              (25,189)        19,846             (1,634)         (15,591)
        Increase (decrease) in accounts payable                      (95,746)      (296,568)            82,547            4,763
        Increase (decrease) in accrued expenses                       12,088          3,903            (12,346)           2,252

           Net cash provided by (used in) operating activities        54,139       (143,740)           (28,720)         111,266
                                                                -------------   -------------   ---------------- ----------------
Cash flows from investing activities:
     Purchase of property and equipment                              (88,718)        (7,247)           (19,225)         (34,500)
            Net cash used in investing activities                    (88,718)        (7,247)           (19,225)         (34,500)
                                                                -------------   -------------   ---------------- ----------------

Cash flows from financing activities:
    Borrowings under line of credit                                   50,000                            49,980
    Capital contributions from parent company                        222,681        102,232                              222,681
           Net cashed provided by  financing activities              272,681        102,232             49,980           222,681
                                                                -------------   -------------   ---------------- ----------------

Increase (decrease) in cash and cash equivalents                     238,102        (48,755)             2,035           299,447

Cash and cash equivalents, beginning of period                         3,229         51,984            241,331             3,229
Cash and cash equivalents, end of period                        $    241,331    $     3,229     $      243,366   $       302,676
                                                                =============   =============   ================ ================

Supplemental disclosure of cash flow information:
    Cash paid for interest                                      $      1,240    $       191     $        2,526   $             -
                                                                =============   =============   ================ ================


See notes to financial statements.                                          F-5

                              KIK TECHNOLOGY, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   THE YEARS ENDED JANUARY 31, 2001 AND 2000,
               THE SIX MONTHS ENDED JULY 31, 2001 (UNAUDITED), AND
                 THE SIX MONTHS ENDED JULY 31, 2000 (UNAUDITED)



1.   Organization and basis of presentation:

     KIK Technology, Inc. (the "Company") is a California corporation formed on June 7, 1988. The Company is a wholly-owned United States subsidiary of KIK Tire Technologies, Inc. (KTTI), a Canadian public company trading on the Canadian Venture Exchange.

     The Company manufacturers and markets directly and through distributors urethane products, primarily puncture-proof microcellular polyurethane tires designed for a wide variety of consumer products and off-highway applications. Principle industries served include lawn and garden, health and wellness, industrial, and sports and recreation. The Company's products are sold primarily in the United States.

2.   Summary of significant accounting policies:

     Unaudited financial statements:

     The balance sheet as of July 31, 2001, the statement of shareholder's equity for the six-months ended July 31, 2001, and the statements of operations and cash flows for the six-months ended July 31, 2001 and July 31, 2000, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for the six-months ended July 31, 2001 and July 31, 2000, have been made. The results of operations for the six-months ended July 31, 2001 are not necessarily indicative of the operating results for the full year.

     Basis of presentation:

     The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

     Cash and cash equivalents:

     Cash and cash equivalents include cash and other highly liquid investments with maturities of three months or less at the date of acquisition. Cash equivalents are stated at cost, which approximates market value.

     Inventories:

     Inventories are valued at the lower of cost or market. Cost is determined principally on the average cost method. Inventories consist of raw materials of $151,430 and $177,181 (unaudited) and finished goods of $219,247 and $308,019 (unaudited) at January 31, 2001 and July 31, 2001, respectively.

                              KIK TECHNOLOGY, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   THE YEARS ENDED JANUARY 31, 2001 AND 2000,
               THE SIX MONTHS ENDED JULY 31, 2001 (UNAUDITED), AND
                 THE SIX MONTHS ENDED JULY 31, 2000 (UNAUDITED)


2.   Summary of significant accounting policies (continued):

     Property and equipment:

     Property and equipment is stated at cost and depreciated using the straight-line method over the following estimated useful lives:

       Machinery and equipment           7 years
       Furniture and fixtures            5 years
       Vehicles                          5 years
       Leasehold improvements            2 years

     Impairment:

     The Company assesses the carrying values of its long-lived and other assets for impairment when circumstances indicate such amounts may not be recoverable from future operations. Generally, assets to be held and used in operations are considered impaired if the sum of expected undiscounted future cash flows is less than the assets' carrying values. If impairment is indicated, the loss is measured based on the amounts by which the assets' carrying values exceed their fair values. Based on its review, management does not believe any impairment has occurred as of January 31, 2001 and July 31, 2001 (unaudited).

     Revenue recognition:

     Revenues associated with the sale of tires and accessories are recognized, upon shipment to, or receipt by customers, depending upon contractual terms.

     Use of estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from those estimates.

                              KIK TECHNOLOGY, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   THE YEARS ENDED JANUARY 31, 2001 AND 2000,
               THE SIX MONTHS ENDED JULY 31, 2001 (UNAUDITED), AND
                 THE SIX MONTHS ENDED JULY 31, 2000 (UNAUDITED)


2.   Summary of significant accounting policies (continued):

     Income taxes:

     The Company has adopted the provision of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, the deferred tax liabilities and assets are determined based on the difference between financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     Comprehensive income:

     SFAS No. 130, Reporting Comprehensive Income, requires disclosure of comprehensive income, which includes certain items previously not reported in the financial statement of income, including unrealized gains and losses on available-for-sale securities and foreign currency translation adjustments. During the years ended January 31, 2001 and 2000, and during the unaudited six-month periods ended July 31, 2001 and 2000, the Company did not have any components of comprehensive income to report.

     Risk considerations:

     The Company is subject to risks and uncertainties common to manufacturing companies, including technological change, dependence on principal products, new product introductions and other activities of competitors, and dependence on key personnel.

     The Company is also exposed to credit risk with respect to uncertainties as to timing and amount of collectibility of accounts receivable.

     The Company's ability to continue operations in the normal course of business is dependent on raising additional capital to meet its present and future commitments, and in the long-term, the Company's ability to maintain a profitable level of operations.

     Financial instruments:

     The carrying amounts of accounts receivable, accounts payable, accrued expenses, and note payable approximate fair values primarily because of the short-term maturities of these instruments.

                              KIK TECHNOLOGY, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   THE YEARS ENDED JANUARY 31, 2001 AND 2000,
               THE SIX MONTHS ENDED JULY 31, 2001 (UNAUDITED), AND
                 THE SIX MONTHS ENDED JULY 31, 2000 (UNAUDITED)


2.   Summary of significant accounting policies (continued):

     Recently issued accounting pronouncements:

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement, as amended, is effective for fiscal years beginning after June 15, 2000. Currently the Company does not have any derivative financial instruments and does not participate in hedging activities. Therefore, SFAS No. 133 does not impact the Company's financial statements.

     In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements. SAB No. 101, as amended by SAB No. 101A and SAB No. 101B, was effective no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. SAB No. 101 provides the Staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Management believes that its accounting policies comply with the accounting and disclosure described in SAB No. 101. Therefore, management believes that SAB No. 101 does not impact the Company's financial statements.

     In July 2001, The FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited after that date. SFAS No. 142 changes the accounting for goodwill and intangible assets with indefinite lives from an amortization method to an impairment-only approach and requires intangible assets with finite lives to be amortized over their useful lives. Thus, amortization of goodwill and intangible assets with indefinite lives will cease upon adoption of the statement. SFAS No. 142 is required to be applied in fiscal years beginning after December 15, 2001. The Company is currently assessing the impact, if any, that SFAS No. 141 and SFAS No. 142 may have on its financial condition or results of operations.

     InAugust 2001, the FASB issued SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, which addresses accounting and financial reporting for the impairment or disposal of lone-lived assets. This statement is effective for the Company on April 1, 2002. The Company is currently evaluating the impact the SFAS No. 144 will have on its financial condition and results of operations.

                              KIK TECHNOLOGY, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   THE YEARS ENDED JANUARY 31, 2001 AND 2000,
               THE SIX MONTHS ENDED JULY 31, 2001 (UNAUDITED), AND
                 THE SIX MONTHS ENDED JULY 31, 2000 (UNAUDITED)


3. Property and equipment:

     Property and equipment is summarized by major classifications as follows:

                                             January 31, 2001    July 31, 2001
                                             ----------------    --------------
                                                                 (Unaudited)
Machinery and equipment                      $    449,170        $    466,620
Furniture and fixtures                             21,509              23,284
Leasehold improvements                             14,180              14,180
Vehicles                                            9,279               9,279
                                             ----------------    --------------
                                                  494,138             513,363
                                                 (356,611)           (378,032)
                                             ----------------    --------------
                                             $    137,527        $    135,331
                                             ================    ==============


4.   Note payable:

     The Company has an operating line of credit with a bank with a borrowing limit of $100,000 which is collateralized by an assignment of two certificate of deposit accounts with an approximate combined balance of $100,000. The line of credit is repayable on demand and bears interest at the bank's index rate, which was 9.00%, and 6.75%, at January 31, 2001 and July 31, 2001, respectively.

5.   Income taxes:

     Temporary differences and carry forwards that give rise to deferred tax assets as of January 31, 2001 and July 31, 2001 (unaudited) are as follows:

                                             January 31, 2001    July 31, 2001
                                             ----------------    --------------
                                                                 (Unaudited)
Operating loss carry forward                 $  1,590,000        $  1,588,000
Deferred tax assets valuation allowance        (1,590,000)         (1,588,000)
                                             ----------------    --------------
                                                        -                   -
                                             ================    ==============

                              KIK TECHNOLOGY, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   THE YEARS ENDED JANUARY 31, 2001 AND 2000,
               THE SIX MONTHS ENDED JULY 31, 2001 (UNAUDITED), AND
                 THE SIX MONTHS ENDED JULY 31, 2000 (UNAUDITED)


5.       Income taxes (continued):

     The  Company  has  net  operating  loss  carry  forwards  of  approximately
     $3,975,000   and   $3,969,000  at  January  31,  2001  and  July  31,  2001
     (unaudited), respectively. At January 31, 2001, the Company's $3,975,000 of net operating loss carryforwards will expire as follows:

               Year ended
               January 31,
               -----------

               2002           $         -
               2003                     -
               2004                     -
               2005               350,000
               2006               462,000
               2007-2013        1,163,000
                              -----------
               Total          $ 3,975,000
                              ===========

     As of January 31, 2001 and July 31, 2001 (unaudited), the Company has provided a 100% valuation allowance for the deferred tax assets because it could not be determined that it was more likely than not that the deferred tax assets would be realized through future earnings. The Company has other deferred tax items which are not significant.

     For the years ended January 31, 2001 and 2000, and for the unaudited six-month period ended July 31, 2000, the Company had no provisions for income taxes due to utilization of net operating losses incurred in prior years. For the six-month period ended July 31, 2001, the Company had no provision for income taxes due to the Company's net loss during that period. Based on statutory rates, the Company's expected tax benefit arising from the net loss for the unaudited six-month period ended July 31, 2001 would be approximately $625, and the Company's expected tax expense for the years ended January 31, 2001 and 2000, and the unaudited six-month period ended July 31, 2000 would be approximately $29,000, $57,000, and $130,000, respectively. The difference between the expected tax expense or benefit and non-recognition of a tax provision during the periods is the result of applying net operating loss carry forwards.

                              KIK TECHNOLOGY, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   THE YEARS ENDED JANUARY 31, 2001 AND 2000,
               THE SIX MONTHS ENDED JULY 31, 2001 (UNAUDITED), AND
                 THE SIX MONTHS ENDED JULY 31, 2000 (UNAUDITED)


6.   Segment information:

     SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for the reporting and disclosure of information about operating segments in annual and interim financial statements. Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker(s) in deciding how to allocate resources and in assessing performance. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers.

     Management has determined that the Company operates in one dominant, operating segment that manufactures polyurethane tires for distribution in the United States and internationally. Substantially all of the Company's assets and employees are located in the United States.

     The Company has one customer, which is also a distributor, which accounted for approximately 78% and 68% of sales, for the years ended January 31, 2001 and 2000, respectively. This customer accounted for approximately 65% and 82% of sales, for the unaudited six-month periods ended July 31, 2001 and 2000, respectively.

7.   Commitments:

     The Company leases its facilities under a non-cancelable operating lease, which expires in May 2002.

     Future minimum lease payments having a remaining term in excess of twelve months are as follows:

     Year ended
     January 31,
     -----------

        2002                 $ 92,912
        2003                   31,372
                       ---------------
                       ---------------
                            $ 124,284
                       ===============

     Rent expense incurred under this operating lease was approximately $89,000 and $84,000 for the years ended January 31, 2001 and 2000, and was approximately $46,000 and $44,000 for the unaudited six-month periods ended July 31, 2001 and July 31, 2000.

8.   Subsequent events:

     Business combination:

     On September 4, 2001, the Company and its principal shareholders agreed to sell to Russian-Imports.com (a development stage company) ("RIC") all of their shares of the Company in exchange for 16,700,000 newly issued shares of voting common stock of RIC.

                              KIK TECHNOLOGY, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   THE YEARS ENDED JANUARY 31, 2001 AND 2000,
               THE SIX MONTHS ENDED JULY 31, 2001 (UNAUDITED), AND
                 THE SIX MONTHS ENDED JULY 31, 2000 (UNAUDITED)

8.   Subsequent events (continued):

     Business combination (continued):

     The foregoing transaction will be accounted for as a reverse acquisition of RIC by the Company, since the shareholder of the Company owns approximately 73.6% of the post acquisition common shares of the consolidated entity immediately after the completion of the transaction. Under reverse acquisition accounting, the Company has been identified as the acquirer for accounting purposes, the consolidated entity is considered to be a continuation of the Company with RIC consolidated from the date of completion of the transaction, and the pre-transaction financial position, results of operations and cash flows of the consolidated entity are those of the Company.

     RIC, a company incorporated under the laws of the State of California, is a development stage company, and, at July 31, 2001, contains no assets or liabilities.

     In conjunction with the reverse acquisition, the name of the Company has been changed to KIK Technology International, Inc.

     Letter of intent:

     On November 6, 2001, the Company signed a non-binding letter of intent to enter into an agreement with an investment banker whereby the investment banker would act as exclusive dealer-manager in a proposed private placement of securities to be issued by the Company pursuant to Regulation D of the Securities Act of 1933.

     It is contemplated that the investment banker will place convertible debt securities of the Company for gross proceeds of up to $600,000, with an option to increase the offering by an additional $400,000.

     As compensation, the investment banker will receive a commission equal to 10% of the gross proceeds, an expense allowance equal to 4% of the gross proceeds, plus for every $500,000 raised, 150,000 shares of the Company's common stock. In addition, the investment banker will have the option to nominate one person to the Company's Board of Directors if at least $2,000,000 is raised.

                       KIK Technology International, Inc.
                         (Formerly Russian-Imports.com)
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                  July 31, 2001

                                                             Historical
                                               -------------------------------------
                                                   Russian-              KIK                  Pro forma
                                                 Imports.com      Technology, Inc.          adjustments          Pro forma
                                               ---------------   -------------------      ----------------   -----------------
ASSETS:
Current assets:
Cash and cash equivalents                                        $           243,366                         $         243,366
Accounts receivable, net                                                     278,699                                   278,699
Inventories                                                                  485,200                                   485,200
Prepaid expenses and deposits                                                 39,577                                    39,577
Total current assets                                                       1,046,842                                 1,046,842

Property and equipment, net                                                  135,331                                   135,331
Total assets                                   $                 $         1,182,173                         $       1,182,173
                                               ===============   ===================      ================   =================


LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
  Accounts payable                                               $           411,826                         $         411,826
  Accrued expenses                                                            28,410                                    28,410
  Note payable                                                                99,980                                    99,980
Total liabilities                                                            540,216                                   540,216
                                               ---------------   -------------------      ----------------   -----------------

Shareholders' equity:
Common stock                                            13,012                25,490   A           (7,012)              22,700
                                                                                       B           (8,790)
Additional paid-in capital                           2,127,000             4,956,966   A       (1,192,988)           4,959,756
                                                                                       B            8,790
                                                                                       B         (940,012)
Stock subscriptions                                 (1,200,000)                        A        1,200,000                    -
Accumulated deficit                                   (940,012)           (4,340,499)  B          940,012           (4,340,499)

Total shareholders' equity                                                   641,957                                   641,957
                                               ---------------   -------------------      ----------------   -----------------
Total liabilities and shareholders' equity     $                 $         1,182,173      $                  $       1,182,173
                                               ===============   ===================      ================   =================



See notes to unaudited pro forma condensed consolidated financial statements.

                       KIK Technology International, Inc.
                         (Formerly Russian-Imports.com)
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                           Year Ended January 31, 2001



                                                     Historical
                                      ----------------------------------------
                                           Russian-          KIK Technology,            Pro forma
                                         Imports.com              Inc.                adjustments            Pro forma
                                      ------------------  --------------------     ------------------    ------------------
Net sales                                                 $          3,715,483                           $        3,715,483
Cost of sales                                                        3,159,029                                    3,159,029
Gross profit                                                           556,454                                      556,454

General and administrative expenses   $           64,012               528,403   C $          (64,012)              528,403
                                      ------------------  --------------------     ------------------    ------------------

Income (loss) from operations                    (64,012)               28,051                 64,012                28,051

Interest and other income                                                7,355                                        7,355
Net income (loss)                     $          (64,012) $             35,406     $           64,012    $           35,406
                                      ==================  ====================     ==================    ==================


Net income (loss) per share           $            (0.02)                                                $                *
                                      ==================                                                 ==================

Weighted average number of
common shares outstanding                      2,759,788                                               D         22,700,000
                                      ==================                                                 ==================

*  Less than $.01 per share



See notes to unaudited pro forma condensed consolidated financial statements.

                       KIK Technology International, Inc.
                         (Formerly Russian-Imports.com)
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                         Six Months Ended July 31, 2001



                                                     Historical
                                      ----------------------------------------
                                           Russian-          KIK Technology,         Pro forma
                                         Imports.com              Inc.             adjustments            Pro forma
                                      ------------------  -------------------  ------------------    ------------------
Net sales                                                  $      1,266,824                            $       1,266,824
Cost of sales                                                     1,057,996                                    1,057,996
Gross profit                                                        208,828                                      208,828
                                      ------------------   ----------------     ------------------    ------------------
General and administrative expenses   $          876,000            218,659   C $         (876,000)              218,659
                                      ------------------   ----------------     ------------------    ------------------

Loss from operations                            (876,000)            (9,831)               876,000                (9,831)

Interest and other income                                             3,064                                        3,064
Net loss                              $         (876,000)  $         (6,767)    $          876,000    $           (6,767)
                                      ==================   ================     ==================    ==================


Net loss per share                    $            (0.08)                                             $                *
                                      ==================                                              ==================

Weighted average number of
common shares outstanding                     10,815,920                                             D        22,700,000
                                      ==================                                              ==================

*  Less than $.01 per share



See notes to unaudited pro forma condensed consolidated financial statements.

                                 KIK TECHNOLOGY
                               INTERNATIONAL, INC.
                         (FORMERLY RUSSIAN-IMPORTS.COM)
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
              AS OF AND FOR THE SIX MONTHS ENDED JULY 31, 2001 AND
                       FOR THE YEAR ENDED JANUARY 31, 2001


Effective September 4, 2001, Russian-Imports.com ("the Company"):

a)   Cancelled 7,011,500 of its common stock.

b) Entered into a share exchange agreement ("the Agreement") with KIK Technology, Inc. (KIK), and KIK Tire Technologies, Inc. (KTTI), which owned 100% of the issued and outstanding shares of KIK. KIK was incorporated under the laws of the State of California on June 1, 1988 and manufactures and markets directly and through distributors urethane products, primarily puncture-proof microcellular polyurethane tires designed for a wide variety of consumer products and off-highway applications.

c)   Changed its name to KIK Technology International, Inc.

Pursuant to the Agreement, KTTI agreed to exchange all of its shares of KIK for 16,700,000 shares of the Company's common stock. This transaction represents a reverse acquisition of the Company by KIK, since KTTI owns approximately 73.6% of the post acquisition common shares of the consolidated entity immediately after the completion of the transaction. For accounting purposes, the acquisition has been treated as an acquisition of the Company by KIK and as a recapitalization of KIK.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the cancellation of common stock and the Agreement as if they had been consummated on July 31, 2001. The accompanying unaudited pro forma condensed consolidated statement of operations for the six months ended July 31, 2001 gives effect to the transactions as if they had been consummated on February 1, 2001. The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended January 31, 2001 gives effect to the transactions as if they had been consummated on February 1, 2000. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of KIK Technology, Inc., as well as those of KIK Technology International, Inc. (formerly Russian-Imports.com). The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position that actually would have resulted had the transactions been consummated on July 31, 2001, or to be indicative of the results of operations that would have occurred had the transactions been consummated on February 1, 2001 or February 1, 2000.

                                 KIK TECHNOLOGY
                               INTERNATIONAL, INC.
                         (FORMERLY RUSSIAN-IMPORTS.COM)
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
              AS OF AND FOR THE SIX MONTHS ENDED JULY 31, 2001 AND
                       FOR THE YEAR ENDED JANUARY 31, 2001

1.   Description of the transaction:

Effective September 4, 2001, Russian-Imports.com ("the Company"): a). Cancelled 7,011,500 of its common stock. b). Entered into a share exchange agreement ("the Agreement") with KIK Technology, Inc. (KIK), and KIK Tire Technologies, Inc.
(KTTI), which owned 100% of the issued and outstanding shares of KIK. c). Changed its name to KIK Technology International, Inc.

Pursuant to the Agreement, KTTI agreed to exchange all of its shares of KIK for 16,700,000 shares of the Company's common stock. This transaction represents a reverse acquisition of the Company by KIK, since KTTI owns approximately 73.6% of the post acquisition common shares of the consolidated entity immediately after the completion of the transaction. For accounting purposes, the acquisition has been treated as an acquisition of the Company by KIK and as a recapitalization of KIK.

The historical shareholders' equity of KIK, prior to the transaction, is retroactively restated for the equivalent number of shares exchanged in the transaction after giving effect to any difference in the par value of the Company's and KIK's common stock, with an offset to additional paid-in capital.


2.   Description of the pro forma adjustments:

(A) To reflect the cancellation of 7,011,500 of the Company's common stock resulting in a reclassification between common stock, stock subscriptions and additional paid-in capital.

(B) To reflect the acquisition of all (5,690,000 shares) of the outstanding common stock of KIK in exchange for 16,700,000 shares of the Company's common stock. The transaction is recorded as a reverse acquisition. The historical shareholder's equity of KIK prior to the merger is retroactively restated (a recapitalization) for the equivalent number of shares exchanged in the merger after giving effect to any difference in the par value of the Company's and KIK's common stock, with an offset to additional paid-in capital. The accumulated deficit of KIK is carried forward after the acquisition.

(C) To eliminate the expenses of Russian-Imports.com, as these expenses do not relate to the ongoing operations.

(D) To reflect weighted average shares for the cancellation and issuance of shares in connection with the acquisition transaction, resulting in 22,700,000 shares being outstanding immediately after the transaction.

                                   Signatures


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.




                       KIK TECHNOLOGY INTERNATIONAL, INC.
                                  (Registrant)




Date: December 13, 2001     By: /s/ Donald P. Dean
                            ------------------------------------------------
                            Donald P. Dean, Chairman and Secretary

                            By: /s/ Kuldip C. Baid
                            ------------------------------------------------
                            Kuldip C. Baid, Chief Financial Officer and Director

                            By: /s/ A. Rene Dervaes, Jr.
                            ----------------------------------------------
                            A. Rene Dervaes, Jr., Director